Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Bancorp of New Jersey, Inc.

Fort Lee, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-150662, No. 333-150663, and No. 333-178744) of Bancorp of New Jersey, Inc. and subsidiary of our report dated March 28, 2013 relating to the consolidated financial statements of Bancorp of New Jersey, Inc. and subsidiary, which appears in this Form 10-K.

/s/ ParenteBeard LLC

Wilkes-Barre, Pennsylvania

March 31, 2014